 Exhibit 10.8

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is made and entered into as of this 15th day of December, 2020 (the “Effective Date”) by and between Aquestive Therapeutics, Inc. (the "Company") and John Maxwell an individual (the "Executive"). The Company and the Executive are collectively referred to in this Agreement as the “Parties” and sometimes individually as a “Party.” Capitalized terms not defined in this Agreement shall have the same meanings ascribed to them in the Executive Employment Agreement between the Company and the Executive dated as of June 26, 2018 (the “Employment Agreement”).

1.         Resignation. The Executive and the Company agree that on December 15, 2020, by and through this Agreement, Executive provided the Company with written notice of his voluntary resignation in satisfaction of the requirements set forth in Section 5(D) of the Employment Agreement. The Parties further agree and recognize that, at the Company’s request, the Executive's employment with the Company will end effective December 31, 2020 (the “Separation Date”), and that the Company will have no further obligation to employ or re-employ him as an employee, consultant, agent or otherwise after the Separation Date.

2.         Unpaid Base Salary. The Executive will receive any unpaid Base Salary earned by the Executive through the date on which the Executive’s employment terminates payable in the Company’s regularly scheduled payroll following the date of such termination.

3.           Vacation. In the last paycheck, Executive will be paid $13,673.07 for his accrued and unused vacation days up through the Separation Date.

4.          Separation Benefits. As consideration for the Executive's promises as set forth in this Agreement, the Company hereby agrees to provide the Executive with the following benefits (the “Separation Benefits”), minus applicable deductions and withholdings:

(i)     a cash payment consisting of the Executive's Annual Bonus for the one year period ending December 31, 2020 in the sum of $197,500;

(ii)   monthly payments for a period of twelve (12) months (the “Severance Period”) following the Effective Date of the termination of Executive's employment equal to 1/12 of the sum of Executive's Base Salary and Target Annual Bonus (in each case determined without regard to any reduction prior to the termination of Executive's employment), at the rate established for the year in which Executive’s employment is terminated; for clarity, the amount payable under this Section 4(ii) for the Severance Period is $592,500 in the aggregate and the monthly amount is $49,375 during the Severance Period;

(iii)  continuing coverage under the Company’s group health and life insurance plans in which the Executive is a participant immediately before the termination of the Executive’s employment (or any successor plans), at the same levels and on the same terms and conditions as are provided to similarly situated executives during the Severance Period (or, if such coverage is not permitted by law or the applicable plan, the cash equivalent of such coverage, grossed up if and to the extent necessary to negate the tax impact of such payment and to negate the tax impact of the gross-up payment); and

(iv) full and immediate vesting of 191,120 options to purchase the Company’s common stock, par value $0.001 per share, representing vesting of all outstanding unvested stock options and other equity-based compensation awards granted to the Executive prior to the Separation Date, with such stock options that are or become vested upon the Separation Date remaining exercisable, as applicable, for at least one year after the Separation Date or, if earlier, until the expiration of the stated term of the award.

Notwithstanding anything to the contrary contained in this Agreement or otherwise, the payments and benefits described in parts (i) – (iv) of this Section 4 shall be conditioned upon and subject to the Executive's continuing compliance with the Executive’s obligations under this Agreement, and the Executive's voluntary execution and delivery of the Release in the form annexed hereto as Exhibit A on or after the Separation Date, and not revoking his signature.

5.          Covenant Not to Sue. The Executive hereby covenants and agrees not to file a lawsuit or initiate any action against the Company or any of its officers, directors, employees, agents or representatives seeking any personal recovery or personal injunctive relief with respect to any matter arising out of or relating in any way to the Executive's employment with the Company and/or the separation of that employment arising prior to the Separation Date. The Executive is barred from asserting any of the claims, rights or causes of action described in Exhibit A of this Agreement against the Company. If Executive does commence, join in, continue or in any other manner attempt to assert a claim, right, complaint or cause of action in violation of the release and covenant not to sue contained in this Agreement, or otherwise breaches any promise made in this Agreement, the Executive agrees to indemnify and hold harmless the Company from and against all losses incurred by the Company, including the Company's costs and attorneys' fees in defending such claim, right, complaint or cause of action. Nothing in this Section 5 precludes the Executive from initiating an action based on conduct which may arise after the Separation Date .

6.           Executive's Covenants. The covenants, representations and warranties set forth in Section 8 of the Employment Agreement shall remain in place and enforceable after the termination of the Executive’s employment with the Company, with the exception of the covenant not to compete for the 12-month Restrictive Period set forth under Section 8(A) of the Employment Agreement; provided, however, that if the Executive revokes his signature to this Agreement, the covenant not to compete shall be reinstated and continue to apply and the 12-month Restrictive Period shall commence as of the date of revocation by the Executive of his signature to this Agreement. Executive understands and agrees to comply with the Covenants during and after his employment with the Company is terminated.

7.           Company’s Covenants. The indemnification obligations of the Company set forth in Section 9 of the Employment Agreement shall remain in place and enforceable after the termination of the Executive’s employment with the Company. The obligations of the Company set forth in the Indemnification Agreement between the Company and Executive, as the Indemnitee, dated as of June 26, 2018 (the “Indemnification Agreement”), shall remain in place and enforceable for the duration set forth in Paragraph 16 of the Indemnification Agreement. The Covenant Not to Sue set forth in Paragraph 5 of this Agreement shall not preclude Executive from initiating an action to enforce his indemnification rights under the Employment Agreement or his indemnification and advances of expenses rights under the Indemnification Agreement if the claim or proceeding for which Executive is seeking indemnification or advances of expenses is based on any action, inaction, event or occurrence pre-dating the Separation Date.

8.           Neutral Reference. The Company will respond to inquiries from the Executive's prospective employers by communicating only the term of employment and position with the Company. The Executive agrees that the Company shall have the right to issue the press release substantially in the form attached hereto as Exhibit B.

9.           Non-Disparagement. The Executive shall not defame, demean, criticize, disparage, communicate any negative information about, or denigrate the name or reputation of the Company or any of its officers, directors, employees, agents or representatives. The Company vice presidents, officers and directors shall not defame, demean, criticize, disparage, communicate any negative information about, or denigrate the name or reputation of the Executive.

10.        Consideration and Revocation Period. The Executive agrees that he has been given twenty-one (21) calendar days to review and consider this Agreement. The Executive is free to use as much of the 21-day period as he wishes, but understands that the earliest date on which he can sign this Agreement is the Effective Date. The Executive also understands that after signing this Agreement he may revoke his signature within seven (7) calendar days, by delivering written notice of his revocation within the seven- day period to Theresa Wood, Senior Vice President, Human Resources, Aquestive Therapeutics, Inc., 30 Technology Drive, Warren, New Jersey 07059. Notice of revocation must be received by Ms. Wood on or before 5:00 p.m. on the seventh (7th) calendar day in order to be effective. This Agreement will become effective on the eighth (8th) calendar day following the Executive's signature; provided that it is not revoked. The Separation Benefits described in Section 4 of this Agreement will not be paid if the Executive (i) fails to sign the Agreement within twenty-one (21) calendar days of receipt or (ii) revokes the Agreement by giving timely notice as set forth in this Section 10; in which case this Agreement will be null and void and the Executive will not be eligible for, or entitled to, the Separation Benefits.

11.         Voluntary Agreement. The Executive states that he has had the opportunity to read, review and consider all of the provisions of this Agreement; that the Executive understands its provisions and its binding effect on him; and that the Executive is accepting the consideration offered to him in this Agreement and is entering into this Agreement freely, voluntarily, and without duress or coercion. The Executive acknowledges that he has not relied upon the Company's or its employees, managers, officers, directors, counsel, agents, accountants or representatives for any legal, tax or other accounting advice, and the Executive has, to the extent the Executive deems necessary, consulted with his own advisors as to these matters.

12.         Attorneys' Fees. In any action brought by any Party under this Agreement to enforce any of its terms, or any appeal therefrom, each Party shall bear its own costs and expenses, including its own attorneys' fees; provided, however, that the Company will be entitled to reimbursement for reasonable costs and expenses, including reasonable attorneys' fees, with respect to such action if and to the extent that the Executive is in breach of his covenants or obligations under this Agreement.

13.        Cooperation. Executive agrees that, after the termination of the Executive’s employment, the Executive shall cooperate on a reasonable basis in the truthful and honest prosecution and/or defense of any claim in which the Company, its affiliates and/or its subsidiaries may have an interest (subject to reasonable limitations and the Executive's other commitments concerning time and place), which may include, without limitation, making himself available on a reasonable basis to participate in any proceeding involving the Company, its affiliates and/or its subsidiaries, appearing for depositions and testimony without requiring a subpoena, and producing and/or providing any documents or names of other persons with relevant information. The Company agrees to reimburse Executive for all expenses reasonably incurred by him and to pay reasonable compensation to Executive for and in connection with services provided by the Executive pursuant to this section.

14.         Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposit in the United States mail, postage fully paid, certified mail, return receipt requested, addressed to the Company at its principal headquarters address and to the Executive at the Executive’s last address on record with the Company. Either Party may change the address to which notices to such Party shall be delivered personally or mailed by giving notice thereof to the other Party hereto in accordance with the terms of this Section 14.

15.          Venue; Jurisdiction. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws (procedural and substantive) of the State of New Jersey without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the Parties hereby consent to exclusive jurisdiction of, and agree that such litigation shall be conducted in, any state or federal court located in Essex County of the State of New Jersey.

16.         Binding Effect; Assignment. Executive shall not, without the prior written consent of the Company, assign, transfer, or otherwise convey this Agreement, or any right or interest herein. This Agreement, and all rights and obligations of the Company or any of its successors, may be assigned or otherwise transferred to any of its successors and shall be binding upon and inure to the benefit of its successors. As used herein, the term “successor” shall mean any person, corporation or other entity that, by merger, consolidation, purchase of stock, assets, liquidation, voluntary or involuntary assignment, or otherwise, acquires all or a substantial part of the assets of the Company or succeeds to one or more lines of business of the Company.

17.         Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the Parties hereto with respect to such subject matter, it being understood that this Agreement shall expressly supersede the Employment Agreement and any other employment agreement between Executive and the Company, and any amendments thereto. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by all of the Parties hereto; provided, however, that any waiver by either Party with respect to any provision hereof, or the breach of any provision hereof by the other Party, need be signed only by the Party waiving such provision or breach; and provided, further, that the waiver by either Party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

18.        Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable in any respect, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be illegal, invalid, or unenforceable, shall not be affected thereby.

19.         Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

20.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

21.         Survival. The provisions of Sections 5 through and including Section 9 and Sections 12 through and including Section 21 of this Agreement shall survive any termination of this Agreement and the termination of Executive's employment by either Party for any reason.

BY SIGNING THIS AGREEMENT THE EXECUTIVE ACKNOWLEGES THAT:

HE HAS READ IT;

HE UNDERSANDS IT AND KNOWS HE IS GIVING UP IMPORTANT RIGHTS;

HE AGREES WITH EVERYTHING IN IT;

HIS ATTORNEY, IF HE USED ONE, NEGOTIATED THIS AGREEMENT WITH HIS KNOWLEDGE AND CONSENT;

HE HAS BEEN ADVISED TO CONSULT WITH HIS ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT; AND

HE HAS SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the day and year first above written.

JOHN MAXWELL	AQUESTIVE THERAPEUTICS, INC.
By:
Name:	Keith Kendall
Title:	CEO

EXHIBIT A

GENERAL RELEASE

In exchange for certain payments and benefits to be provided to me by Aquestive Therapeutics, Inc. pursuant to the Separation Agreement and Release (the “Agreement”) dated as of December 15, 2020, between the undersigned executive (the “Executive”) and Aquestive Therapeutics, Inc. (the “Company”), the Executive hereby knowingly and voluntarily waives, releases and discharges the Company, and each of its predecessors, successors, parent corporations, subsidiaries, and affiliates and each of their respective officers, directors, employees, agents, trustees, fiduciaries, and representatives (collectively with the Company, the “Company Parties”) from any and all claims, liabilities, demands, and causes of action, which the Executive may have or claim to have against any of the Company Parties, including any and all claims arising out of or relating in any way to the Executive's employment and/or separation of employment from the Company. This General Release specifically waives and releases all rights, claims, causes of action, demands, and liabilities which may arise up to and including the date the Executive signs this General Release. This General Release does not, however, waive or release any rights or claims which may arise after the date the Executive signs this General Release or any rights or claims for indemnification or advances of expenses set forth in the Employment Agreement between the Company and the Executive dated as of June 26, 2018 or in the Indemnification Agreement between the Company and the Executive, as the Indemnitee, dated as of June 26, 2018, for any proceedings or lawsuit based on any action, inaction, event or occurrence pre-dating the date Executive signs this General Release. This General Release of claims includes, but is not limited to:

a..      all State and Federal statutory claims including, but not limited to, claims arising under Title VII of the Civil  Rights Act of  1964, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the New Jersey Law Against Discrimination, the New Jersey Civil Rights Act, the New Jersey Civil Union Act, the New Jersey Wage and Hour Law, the New Jersey Conscientious Employee Protection Act, the New Jersey Domestic Partnership Act, and the  New Jersey  Family Leave Act;

  b.           All claims arising under the United States and New Jersey Constitutions;

c.           All claims arising under any Executive Order or derived from or based upon any State or Federal regulations;

d.          All common law claims including, but not limited to, claims for wrongful or constructive discharge, public policy claims, retaliation claims, claims for breach of an express or implied contract, claims for breach of an implied covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, fraud, conspiracy, loss of consortium, tortious interference with contract or prospective economic advantage, promissory estoppel and negligence;

e.          All claims for any compensation including, but not limited to, back wages, front pay, overtime pay, bonuses or awards, fringe benefits, reinstatement, retroactive seniority, pension benefits, or any other form of economic loss;

f..        All claims for personal injury including, but not limited to, physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage  to name or reputation, liquidated damages, and punitive damages; and

g.          All claims for costs and attorneys' fees.

The Executive hereby acknowledges that the Company is advising the Executive in writing that the Executive should consult with an attorney prior to executing this General Release. The Executive hereby states that the Executive has had the opportunity to discuss this General Release with whomever the Executive wished, including an attorney of the Executive’s own choosing. The Executive further states that the Executive has had the opportunity to read, review, and consider all of the provisions of this General Release; that the Executive understands its provisions and its binding effect on him; and that the Executive is entering into this General Release freely, voluntarily, and without duress or coercion. The Executive acknowledges that the Executive has not relied upon the Company employees, officers, directors, counsel, agents, accountants or representatives for any legal, tax or other advice, and the Executive has, to the extent the Executive deems necessary, consulted with the Executive’s own advisors as to these matters. The Executive represents that the Executive has not filed any grievance, charge, claim, or complaint of any kind seeking personal recovery or personal injunctive relief against the Company or any of its owners, officers, directors, employees, agents, or representatives with respect to any matter, including but not limited to, the Executive’s employment with the Company and/or the separation of that employment. Nothing contained in this paragraph shall prohibit the Executive from (a) bringing any action to enforce the terms of the Agreement and General Release; (b) filing a timely charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) regarding the validity of this Agreement and General Release; (c) filing a timely charge or complaint with the EEOC or participating in any investigation or proceeding conducted by the EEOC regarding any claim of employment discrimination (although the Executive has waived any right to personal recovery or personal injunctive relief in connection with any such charge or complaint); (d) initiating or engaging in communication with, responding to any inquiry from, or otherwise providing information to, any other federal or state regulatory, self-regulatory or enforcement agency or authority; or (e) seeking or obtaining an award under the whistleblower provisions of the federal securities laws.

The Executive understands that the Executive has twenty-one (21) calendar days within which to consider this General Release before signing it. The Executive also understands that the Executive is free to use as much of the twenty-one (21) calendar day period as the Executive wishes or considers necessary before deciding to sign this General Release. The Executive may revoke the Executive’s signature of this General Release within seven (7) calendar days of signing it by delivering written notice of revocation to Theresa Wood, Senior Vice President, Human Resources, 30 Technology Drive South, Warren, New Jersey 07059. If Executive has not revoked the Executive’s signature of this General Release by written notice delivered within the seven (7) calendar day period, it becomes effective immediately thereafter.

The Executive understands that the Executive’s failure or refusal to execute this General Release or the Executive’s timely revocation of this General Release will result in forfeiture of any severance payments and benefits.

BY SIGNING THIS GENERAL RELEASE, THE EXECUTIVE ACKNOWLEDGES THAT:

THE EXECUTIVE HAS READ IT;

THE EXECUTIVE UNDERSTANDS IT AND KNOWS THAT HE/SHE IS GIVING UP IMPORTANT RIGHTS;

THE EXECUTIVE AGREES WITH EVERYTHING IN IT;

THE EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS GENERAL RELEASE; AND

THE EXECUTIVE HAS SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY.

EXECUTIVE

JOHN MAXWELL

Date:

EXHIBIT B

PRESS RELEASE

Aquestive Therapeutics Announces Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

Warren, NJ, December XX, 2020 – Aquestive Therapeutics, Inc. (NASDAQ: AQST), a pharmaceutical company focused on developing and commercializing differentiated products that address patients’ unmet needs and solve therapeutic problems, today announced that John Maxwell, Senior Vice President, Chief Financial Officer (CFO) of the Company, has provided his intent to resign his positions with the Company to pursue other interests. Current plans call for Mr. Maxwell to continue to serve as CFO of the Company until his departure, which currently is anticipated at year end. Mr. Ernie Toth, a seasoned financial executive most recently with EHE Health as Chief Financial Officer, will assume the role of CFO on an interim basis upon Mr. Maxwell’s departure.

“We have made meaningful progress in our business since John joined the Company in January 2017,” said Keith J. Kendall, President and Chief Executive Officer of Aquestive. “John has been a valuable part of the continued development of the Company. We thank him for his contributions, especially in shepherding our efforts to become a public company and close several critical capital markets transactions. The management team and board of directors of Aquestive joins me in wishing him well in his future business pursuits. We anticipate effecting a very smooth transition over the next few weeks and are pleased to welcome Mr. Toth as the new interim CFO to our team,” concluded Mr. Kendall.

“I have enjoyed my time with Aquestive Therapeutics,” said Mr. Maxwell. “Upon arrival, my immediate objective was to help evolve the capitalization of the Company. Aquestive was in the midst of its transformation into a commercial proprietary pharmaceutical company. Having accomplished this critical goal, I believe the Company is well positioned for future growth and I believe in the strength of the Aquestive business. I wish the team all the best for its continued success.”

The Company also reported that Mr. Maxwell’s departure is not related to the Company’s operations, financial reporting or controls.

2020 Outlook

The Company also announced that there is no change to its full year 2020 financial outlook.

About Aquestive Therapeutics
Aquestive Therapeutics is a pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. The Company has commercialized one internally-developed proprietary product to date, Sympazan, has a commercial proprietary product pipeline focused on the treatment of diseases of the central nervous system, or CNS, and other unmet needs, and is developing orally administered complex molecules to provide alternatives to invasively administered standard of care therapies. The Company also collaborates with other pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding therapeutic benefits and plans and objectives for regulatory approvals of AQST-108 and Libervant; ability to address the concerns identified in the FDA’s Complete Response Letter dated September 25, 2020 regarding the New Drug Application for Libervant and obtain FDA approval of Libervant for U.S. market access; ability to obtain FDA approval and advance AQST-108, Libervant and our other product candidates to the market; about our growth and future financial and operating results and financial position; regulatory approval and pathway; clinical trial timing and plans; our and our competitors’ orphan drug approval and resulting drug exclusivity for our products or products of our competitors; short-term and long-term liquidity and cash requirements, cash funding and cash burn; business strategies, market opportunities, and other statements that are not historical facts. These forward-looking statements are also subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, patient enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approvals of our product candidates; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; sale of and demand for our products; our liquidity and availability of capital resources; customer demand for our products and services; customers’ ability to pay for goods and services; and ongoing availability of an appropriate labor force and skilled professionals. Given these uncertainties, the Company is unable to provide assurance that operations can be maintained as planned prior to the COVID- 19 pandemic. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company's development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials and plans; risk of delays in FDA approval of Libervant and our other drug candidates or failure to receive approval; risk of our ability to demonstrate to the FDA “clinical superiority” within the meaning of the FDA regulations of our drug candidate Libervant relative to FDA-approved diazepam rectal gel and nasal spray products including by establishing a major contribution to patient care within the meaning of FDA regulations relative to the approved products as well as risks related to other potential pathways or positions which are or may in the future be advanced to the FDA to overcome the seven year orphan drug exclusivity granted by the FDA for the approved nasal spray product of a competitor in the U.S. and there can be no assurance that we will be successful; risk that a competitor obtains FDA orphan drug exclusivity for a product with the same active moiety as any of our other drug products for which we are seeking FDA approval and that such earlier approved competitor orphan drug blocks such other product candidates in the U.S. for seven years for the same indication; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risks for consummating the monetization transaction for KYNMOBI and other risks and uncertainties concerning the royalty and other revenue stream of KYNMOBI, achievement of royalty targets worldwide or in any jurisdiction and certain other commercial targets required for contingent payments under the monetization transaction, and of sufficiency of net proceeds of the monetization transaction after satisfaction of and compliance with 12.5% Senior Notes obligations, as applicable, and for funding the Company’s operations; risk of development of our sales and marketing capabilities; risk of legal costs associated with and the outcome of our patent litigation challenging third party at risk generic sale of our proprietary products; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term cash requirements and other cash needs, at the times and in the amounts needed; risk of failure to satisfy all financial and other debt covenants and of any default; risk related to government claims against Indivior for which we license, manufacture and sell Suboxone® and which accounts for the substantial part of our current operating revenues; risk associated with Indivior’s cessation of production of its authorized generic buprenorphine naloxone film product, including the impact from loss of orders for the authorized generic product and risk of eroding market share for Suboxone and risk of sunsetting product; risks related to the outsourcing of certain marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our product and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory actions affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company's products and product candidates; risk of loss of significant customers; risks related to legal proceedings, including patent infringement, investigative and antitrust litigation matters; changes in government laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10 K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission (SEC). Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. All other registered trademarks referenced herein are the property of their respective owners.

Investor Inquiries:

Westwicke, an ICR Company
Stephanie Carrington
stephanie.carington@westwicke.com
646-277-1282